                              MASTER SERVICES AGREEMENT

     THIS AGREEMENT is entered into effective as of the 19th day of November, 1997, by and between PharmaPrint Inc., a corporation of the State of Delaware having its principal place of business at 4 Park Plaza, Suite 1900, Irvine, California 92614 ("PharmaPrint") and Hauser Inc., a corporation of the State of Colorado, having offices at 5555 Airport Blvd., Boulder, Colorado 80301 ("Hauser").

                                      RECITALS:

     A. WHEREAS, PharmaPrint has developed a process for the identification, characterization of and standardization of the amounts of bioactive components in herbal extracts (the "PharmaPrint-Registered Trademark- Process") and is seeking to commercialize certain herbal extracts upon further characterization and standardization utilizing the PharmaPrint-Registered Trademark- Process;

     B. WHEREAS, PharmaPrint has developed proprietary technological information, know-how, trade secrets, and obtained patents and filed patent applications relating to and/or covering the subjects of Paragraph A above;

     C. WHEREAS, Hauser has developed special processes, know-how, technologies, and trade secrets that give rise to considerable experience and expertise in the extraction, isolation, purification, analysis and manufacture of various herbal products;

     D. WHEREAS, PharmaPrint recognizes and acknowledges the advantages and value of Hauser's experience and expertise and desires to contract with Hauser for certain chemistry and other services related to the PharmaPrint-Registered Trademark- Process and PharmaPrint is willing to pay for the services of Hauser in accordance with the terms of this Agreement;

     E. WHEREAS, PharmaPrint desires to secure a coordinated and continuous commercial supply of herbal products that have been identified, characterized and standardized using the PharmaPrint -Registered Trademark- Process.

     F. WHEREAS, Hauser is willing to provide the services requested and provide services for the further development, characterization, and standardization of certain herbal extracts utilizing the PharmaPrint-Registered Trademark- Process and Hauser's "Good Manufacturing Practice";

     G. WHEREAS, the parties intend to enter into various Work Orders for chemistry and other services under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, and conditions hereinafter set forth, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     The terms defined in this Article I shall for all purposes of this Agreement have the following meanings unless the context requires otherwise.

     1.1 "Agreement" shall mean this document as the same may be amended, modified, or supplemented from time to time in accordance with the provisions hereof.

     1.2  "Effective Date" shall mean the date first written hereinabove.

     1.3 "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereto as well as governmental agencies of comparable jurisdiction in the Territory and elsewhere.

     1.4 "GMP" means the good manufacturing practice regulations of the FDA as described in the United States Code of Federal Regulations or any successor regulations in the United States and as may be described in comparable regulations in force in countries within the Territory and elsewhere. For DSHEA Licensed Products, "GMP" shall mean minimal compliance with the regulations of the United States Dietary Supplement Health and Education Act of 1994 and comparable regulations in force in countries within the Territory, or other requirements as defined by PharmaPrint or other as applicable as mutually agreed upon by Hauser.

     1.5 "Government Approvals" shall mean any approvals, licenses, registrations, or authorizations, howsoever called, of any United States federal, state, or local regulatory agency, department, bureau, or other governmental entity, including the FDA, and similar Government Approvals in the other countries within the Territory and elsewhere, necessary for the manufacture, use, storage, transport, or sale, both interstate and intrastate, in the United States, its territories, possessions, and Puerto Rico, as well as the other countries within the Territory and elsewhere. In the case of DSHEA Licensed Products, the term "Government Approvals" shall mean compliance with the applicable sections of the United States Dietary Supplement Health and Education Act of 1994 or other as defined by PharmaPrint and as mutually agreed upon by Hauser.

     1.6 "Herbal Product(s)" shall mean only the herbal extracts that are listed and identified in the various individual Work Orders that are entered into and performed in accordance with this Agreement.

     1.7 "Improvements" shall mean any and all new and useful processes, methods, manufactures, devices, compositions of matter (except as limited below), or methods of use first conceived, reduced to practice, or developed after the Effective Date and during the term of this Agreement by PharmaPrint, or a PharmaPrint Affiliate, Hauser or any employees, consultants or other persons under the direction or control of PharmaPrint or Hauser which increases the performance, efficacy, or safety of an Herbal Product(s), reduce the cost of manufacture, harmful side-effects or adverse reactions of Herbal Product(s), or otherwise relates to the manufacture or use of Herbal Product(s), or the practice of the method(s) claimed in any of the patents and/or patent applications within the Patent Rights. For the avoidance of doubt, the defined term "Improvement" does not include Herbal Products PER SE.

     1.8 "Patent Rights" shall mean any and all issued patents in the United States, Canada, and/or Mexico and any and all patent applications for letters patent pending in the above countries (until such time as such applications or any of them are denied, abandoned, or issued into patents) listed in Schedule A and attached hereto, any patents issuing from such application, all divisionals, continuations, continuations-in-part, and all patents granted thereon, as well as all other patents in the Territory, including any re-issues, renewals, or extensions thereof, which are owned by PharmaPrint, a PharmaPrint Affiliate, any successors, purchasers, assignees of PharmaPrint, or under which PharmaPrint or a PharmaPrint Affiliate shall have the right to grant rights, and which claim a PharmaPrint-Registered Trademark- Process for identifying, characterizing and standardizing the amounts of bioactive components in herbal extracts or Improvements, which claim has not lapsed, become abandoned, or been declared invalid or unenforceable by a final non-appealed or unappealable decision or judgment of a court or tribunal of competent jurisdiction.

     1.9 "PharmaPrint Affiliate" shall mean any company which directly or indirectly through stock ownership or through other contractual arrangement either controls, or is controlled by, or is under common control with PharmaPrint.

     1.10 "PharmaPrint-Registered Trademark- Process" shall mean the methods, analysis, and results, as described in Schedule B, for the identification, characterization and standardization of bioactive components in the Herbal Product(s).

     1.11 "Territory" shall mean the United States, its territories, possessions, Puerto Rico, Canada, and Mexico.

     1.12 "Work Order" shall mean the chemistry services that are requested by PharmaPrint, on a per project basis, during the term of this Agreement. Each Work Order, identified in Schedule C and its amended counterparts, will be a separate agreement that is controlled by the terms and conditions of this Agreement.

                                      ARTICLE II
                             HAUSER'S CHEMISTRY SERVICES

     2.1 Hauser agrees to provide and PharmaPrint agrees to purchase and pay for chemistry services that may be requested from time to time by PharmaPrint during the term of this Agreement. The price for these services, including labor, supplies and equipment fees shall be determined by Hauser's prevailing fee schedule in effect at the time the Work Order is entered into. The chemistry services may consist of:

          2.1.1 Characterizing and standardizing the biologically active components and the amounts thereof in each of the Herbal Products utilizing the PharmaPrint -Registered Trademark- Process;

          2.1.2 Detecting the presence of, characterizing and standardizing other significant components present in the Herbal Products utilizing the PharmaPrint -Registered Trademark- Process;

          2.1.3 Development of a scaled-up process for manufacturing the Herbal Products;

          2.1.4 Conducting the services in subparagraphs 2.1.1 - 2.1.3 utilizing GMP methods in accordance with the attached Schedule B;

          2.1.5     Providing written reports;

          2.1.6     Providing written updates;

          2.1.7 Manufacturing and supplying PharmaPrint with the Herbal Products; and

          2.1.8     Other services as mutually agreed upon between the parties.

     2.2 The parties agree that the minimal Hauser personnel or equivalent personnel, their areas of expertise and the minimal percentage of their time necessary to meet Hauser's obligations under paragraph 2.1 may be set forth in an addendum to the specific Work Order listed in Schedule C.

     2.3 PharmaPrint shall reimburse Hauser for the time spent by the personnel listed in the Work Order addendum, at their normal rate, in effect at the time the Work Order is entered into, for project contract work according to and within the time percentages listed. Should additional personnel and/or additional time be deemed necessary by Hauser to accomplish Hauser's obligations pursuant to paragraph 2.1 hereinabove, whether due to (i) unforseen technical difficulties experienced by Hauser, or (ii) failure or delays by PharmaPrint or its separately contracted suppliers or advisors in providing Hauser with information, data, samples, materials, directions and decisions related to this Agreement, Hauser shall immediately so advise and notify PharmaPrint in writing with a brief description of the reason(s) for such additional personnel and/or time required. PharmaPrint's agreement to the same shall not be unreasonably withheld and PharmaPrint shall provide Hauser with written agreement to said additional time or personnel within three (3) business days after receipt of Hauser's above identified notification. In the event PharmaPrint does not respond to Hauser's written request within three (3) business days, PharmaPrint will have been deemed to have accepted Hauser's request.

                                     ARTICLE III
                                PROVISION OF EQUIPMENT

     3.1 It is agreed by the parties that the equipment necessary for Hauser to meet its obligations under paragraph 2.1 of this Agreement are set forth in attached Schedule D and must be in place on or about the Effective Date of this Agreement. Hauser agrees that it has the obligation to obtain and set up the equipment in working order as soon as reasonably possible by or very shortly after the Effective Date of this Agreement and maintain the equipment throughout the term of this Agreement. PharmaPrint, to the degree requested by Hauser, will render reasonable assistance to Hauser in obtaining the equipment set forth in Schedule D.

                                      ARTICLE IV
                                       PAYMENTS

     4.1 PharmaPrint will be invoiced on all Work Orders on a monthly basis and payment terms will be net thirty (30) days unless otherwise specified in each Work Order.

     4.2 Hauser has or is in the process of purchasing six (6) new analytical HPLCs and two (2) preparatory HPLCs (hereinafter referred to as the Equipment) which will be charged to PharmaPrint at a guaranteed use of two thousand two hundred (2,200) hours per individual piece of Equipment over a two (2) year period at a rate of twenty-five ($25.00) dollars per hour per piece of Equipment. Any and all time and usage of each piece of Equipment or other HPLC instruments within any of Hauser's facilities owned and operated in the state of Colorado for any project commenced under any agreement with PharmaPrint as listed in Schedule C will be applied to this committment and charged to PharmaPrint.

     4.3 If Hauser chooses (i) at the end of the term of this Agreement, (ii) during the term of this Agreement, or (iii) upon early termination of this or any other agreement(s), which includes Work Orders, with PharmaPrint requiring the use of the Equipment for the completion of any PharmaPrint project, to use any of the Equipment in work totally unrelated to any of the agreements with PharmaPrint, notwithstanding the provisions in Paragraph 4.5, then the remainder of the guaranteed time use charge for each piece of Equipment will no longer be chargeable to or payable by PharmaPrint. Insofar as any of these events have occurred, at PharmaPrint's sole discretion, PharmaPrint has the right to renegotiate the payment terms, related to PharmaPrint's hourly guaranteed use of the Equipment in order to continue access to and use of any or all of the Equipment.

     4.4 Should PharmaPrint discontinue or terminate further work under this Agreement, the full hourly guaranteed use of two thousand two hundred (2,200) hours per piece of Equipment less the actual hourly use per piece of Equipment will be due and payable by PharmaPrint to Hauser within thirty (30) days of such discontinuance or termination.

     4.5 Notwithstanding the foregoing provisions, should any or all of the Equipment stand idle for a consecutive sixty (60) day peroid period pursuant to PharmaPrint's instructions or requirements, Hauser may give notice to PharmaPrint that Hauser intends to move or use the idle Equipment in work totally unrelated to any agreements with PharmaPrint. At such time as PharmaPrint may elect, at their sole discretion, to continue to reserve the idle Equipment by paying the normal use charge of twenty-five ($25) dollars per hour for a forty (40) hour work week for each piece of Equipment that PharmaPrint chooses to remain dedicated to existing or future PharmaPrint work. Should PharmaPrint elect not to make such payment(s), Hauser has the right to use any or all of the idle Equipment for work unrelated to any PharmaPrint agreement. PharmaPrint still retains the right to exclusive future use of the Equipment providing that PharmaPrint gives Hauser two (2) weeks written notice of its intent to exercise its use of the Equipment.

     4.6 Upon expiration of the lease of the six (6) analytical HPLCs and the Nova preparatory HPLC Hauser shall have the first option to pay the residual and thus own these pieces of equipment. Upon expiration of the lease of the Delta prepartory HPLC PharmaPrint shall have the first option to pay the residual and thus own this piece of equipment.

     4.7 Hauser may dedicate some facilities, including laboratories, office space, phone lines, for the sole exclusive use to PharmaPrint. Should any or all of these facilities stand idle for a consecutive sixty (60) day period pursuant to PharmaPrint's instructions or requirements, Hauser may give notice to PharmaPrint that Hauser intends to use the facilities for work totally unrelated to any agreements with PharmaPrint. At such time as PharmaPrint may elect, at their sole discretion, to continue to reserve the idle facilities by paying a reasonable fee, mutally agreed upon by PharmaPrint and Hauser that PharmaPrint chooses to remain dedicated to existing or future PharmaPrint work. Should PharmaPrint elect not to make such payment(s), Hauser has the right to use any or all of the idle facilities for work unrelated to any PharmaPrint agreement. PharmaPrint still retains the right to exclusive future use of the Equipment providing that PharmaPrint gives Hauser 60 days written notice of its intent to exercise its use of the facilities.

                                      ARTICLE V
                            CONFIDENTIALITY AND PUBLICITY

     5.1 In connection with prior related disclosures and work, pursuant to the Confidential Disclosure Agreement between the parties of January 24, 1997, which agreement is incorporated herein by reference, and with the negotiation, execution and performance of this Agreement, Hauser and PharmaPrint have had and will have access to certain confidential and proprietary information of each other, including, but not limited to, financial data, know-how, trade secrets, technology, PharmaPrint's Patent Rights relating to the PharmaPrint -Registered Trademark- Process, and certain mutual information concerning the identification, characterization of and standardization of the biological active components, their biological activity, and their percent of the composition of the Herbal Product(s) of this Agreement. Recognizing that such information is all confidential and represents valuable assets and property to both parties, and the harm that may befall such party if any of such information is disclosed, Hauser and PharmaPrint agree that for a period of ten (10) years after the execution of the January 24, 1997 Confidential Disclosure Agreement between the parties, referred to above, to hold all such information in confidence and not to use or otherwise disclose any of such information to third parties without the prior written consent of the other party PROVIDED, HOWEVER, that the obligations of confidentiality created herein shall cease to apply to information: (a) that can be demonstrated through documentary evidence to be in, or to come into, the public domain through no fault of Hauser or PharmaPrint; (b) that can be demonstrated through documentary evidence to have been in either parties possession prior to its disclosure, or can be demonstrated through documentary evidence to have been later disclosed to either party by a third party who, to the receiving party's knowledge, was under no obligation to keep such information confidential; and (c) which, in the written opinion of Hauser's or PharmaPrint's legal counsel, is required to be disclosed by law or regulation or by the rules of any stock exchange on which Hauser's or PharmaPrint's securities are listed, but only to the extent so required and only upon five (5) business days written notice to and followed by consultation with the other party.

     5.2 Hauser shall submit to PharmaPrint and PharmaPrint shall submit to Hauser all advertising, herbal product labeling, herbal product literature, written sales promotions, press releases, and other publicity matters relating in any way to this Agreement or its general subject matter in which Hauser's trademarks, and/or the PharmaPrint trademarks, the PharmaPrint -Registered Trademark- Process, or the Herbal Product(s) produced in accordance with said process is mentioned or that contains language from which the connection of said name, trademark, PharmaPrint -Registered Trademark- Process, or the Herbal Product(s) identified, characterized or standardized thereby may be implied or inferred and neither party shall publish or use such advertising, sales promotion, press release or publicity matters without either parties prior written consent.

     5.3 In the event Hauser or PharmaPrint or any of its officers, employees or consultants is requested or required by subpoena, order, discovery request, or similar process or by applicable law or regulation or the rules of any stock exchange on which such Hauser or PharmaPrint securities are listed to disclose any information that is required to be held in confidence pursuant to paragraph
5.1 of this Agreement, and Hauser or PharmaPrint is required to disclose such information the disclosing party shall provide advanced notice and a copy of the proposed disclosure to the other party and will consult with the other party with respect to taking legally available steps to resist or narrow such request or disclosure. If disclosure of such information is required and Hauser or PharmaPrint is required to disclose such information, it shall furnish only that portion of the information that, in the written opinion of the disclosing party's counsel, such party is legally required to disclose and shall cooperate with any action by the non-disclosing party (at the disclosing party's expense) to obtain an appropriate protective order or written or equally reliable assurance that confidential treatment shall be accorded the information.

                                      ARTICLE VI
                                   NON-COMPETITION

     6.1 During the term of this Agreement (or until termination) and for a period of three (3) years thereafter, Hauser will not engage in the use of the PharmaPrint-Registered Trademark- Process and/or the production of the herbal products utilizing the PharmaPrint-Registered Trademark- Process, as described in Patent Rights and/or as developed by Hauser for PharmaPrint under and pursuant to this Agreement, for itself or for third parties for marketing and sale or for purposes of comparison with herbal products, either existing or developed, hereafter, of third parties.

     6.2 Hauser admits and agrees that no right or license is granted to it or its customers or clients (by implication or otherwise) by PharmaPrint under its proprietary technology, know how, trade secret, or Patent Rights and/or Trademarks or by the performing of Hauser's obligations to PharmaPrint under and pursuant to this Agreement.

                                    ARTICLE VII
                                    IMPROVEMENTS

     7.1 Hauser hereby agrees to disclose to PharmaPrint any Improvements, whether believed to be patentable or unpatentable, made or discovered in connection with performing its duties and obligations to PharmaPrint under paragraph 2.1 of this Agreement. Such disclosure shall be made within sixty
(60) days after the Improvement is first reduced to writing.

     7.2 In the event any Improvements, as described in Paragraph 7.1, above, comprise a patentable invention conceived and reduced to practice independently by Hauser or jointly by Hauser or PharmaPrint the parties shall own undivided equal interests in such inventions as tenants in common with no obligation to account to each other for the use thereof, except as specifically provided elsewhere in this Agreement and the parties shall cooperate in and share equally any and all expenses for the preparation, filing and prosecution of any patent applications therefor.

                                     ARTICLE VIII
                      WARRANTIES, COVENANTS AND REPRESENTATIONS

     8.1 PharmaPrint represents and warrants to Hauser that the execution of this Agreement and the full performance and enjoyment of the rights of PharmaPrint under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written, or oral between PharmaPrint and any third party. Hauser represents and warrants to PharmaPrint that the execution of this Agreement and the full performance and enjoyment of the rights of Hauser under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written, or oral between Hauser and any third party.

     8.2 Hauser warrants that the Herbal Product supplied by Hauser pursuant to Paragraph 2.1.7 of this Agreement shall conform to the Specifications identified in the applicable Work Orders, be manufactured in accordance with GMP as referenced in 1.4 and shall comply with all applicable laws in the Territory. Provided, however, that Hauser does not make any such warranty as to any matters or processes (including the Specifications) specified or established by PharmaPrint.

     8.3 Hauser shall indemnify, defend and hold harmless PharmaPrint from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) except as arising from events listed here below in paragraph 8.4 to which PharmaPrint is or may become subject insofar as they arise out of or are alleged or claimed to arise out of:
     (i) personal injury, death or property damage sustained by any person(s) resulting from the use of the Herbal Product defectively manufactured by Hauser,
     (ii) any material breach by Hauser of any covenants or warranties of Hauser, or
     (iii) any grossly negligent or willful act or omission by Hauser or its employees, agents or subcontractors.

     8.4 PharmaPrint shall indemnify, defend and hold harmless Hauser, its subsidiaries, and employees from all actions, losses, claims, demands, costs and liabilities (including reasonable attorneys' fees) to which Hauser is or may become subject insofar as they arise out of or are alleged or claimed to arise out of:
     (i) any grossly negligent or willful act or omission by PharmaPrint or its employees, agent or subcontractors,
     (ii) personal injury, death or property damage sustained by any person(s) resulting from the (A) use of the Herbal Product manufactured by PharmaPrint or by a third party in accordance with the specific provisions set forth in the applicable Work Order or (B) any matter or process (including the Specifications) specified by PharmaPrint or (C) any changes to or adulteration of the Herbal Product after shipment by Hauser or (D) the Herbal Product manufactured by Hauser if Hauser has followed the matters or processes (including the Specifications) specified and established by PharmaPrint and in other respects has manufactured in accordance with GMP and all applicable laws in the Territory,
     (iii) any labeling, advertising or promotional materials used by PharmaPrint, or
     (iv) any material breach by PharmaPrint of any covenants or warranties of PharmaPrint.

     8.5 PharmaPrint represents and warrants that to the best of its knowledge and belief, the manufacture of the Herbal Product hereunder shall not infringe any third party patents in the United States or anywhere in the Territory. PharmaPrint undertakes to indemnify and hold harmless Hauser against all judgments, decrees, costs and expenses, including attorney's fees, resulting from any alleged infringement and shall make its best efforts to defend, upon written request of Hauser, any claim of patent infringement in the use and/or sale of the Herbal Product manufactured by Hauser under this Agreement.

Hauser shall provide prompt notice to PharmaPrint of any such claim of patent infringement and PharmaPrint shall have complete control over any defense or settlement of such claim.

     8.6 Hauser represents and warrants that to the best of its knowledge and belief, the services provided and the manufacture of the Herbal Products hereunder shall not infringe any third party patents in the United States or anywhere in the Territory. Hauser undertakes to indemnify and hold harmless PharmaPrint against all judgments, crees, costs and expenses, including attorney's fees, resulting from any alleged infringement and shall make its best efforts to defend, upon written request of PharmaPrint, any claim of patent infringement in the services provided by Hauser and in the use and/or sale of the Herbal Product manufactured by Hauser under this Agreement. PharmaPrint shall provide prompt notice to Hauser of any such claim of patent infringement and Hauser shall have complete control over any defense or settlement of such claim.


     8.7 Hauser shall maintain, during the term of this Agreement, comprehensive general liability insurance with an insurance carrier reasonably acceptable to PharmaPrint, which insurance policy or policies shall maintain the full products hazards provisions with the Herbal Product hazards limits subject to deductibles not in excess of $10,000 in the aggregate, and with at least $2,500,000 per occurrence and at least $2,500,000 overall coverage for claims of bodily injury and property damage arising out of any loss. Such policy or policies shall extend coverage with respect to occurrence during a policy period, regardless of the dates on which claims arising for such occurrences are made, and shall include PharmaPrint as named insured in such policy or policies. Both parties shall provide notice to the other of any loss, whether actual or threatened, promptly upon receipt of notice thereof.

     8.8 PharmaPrint shall maintain, during the term of this Agreement, comprehensive general liability insurance with an insurance carrier reasonably acceptable to Hauser, which insurance policy or policies shall maintain the full products hazards provisions with the Herbal Product hazards limits subject to deductibles not in excess of $10,000 in the aggregate, and with at least $2,500,000 per occurrence and at least $2,500,000 overall coverage for claims of bodily injury and property damage arising out of any loss. Such policy or policies shall extend coverage with respect to occurrence during a policy period, regardless of the dates on which claims arising for such occurrences are made, and shall include Hauser as named insured in such policy or policies.
Both parties shall provide notice to the other of any loss, whether actual or threatened, promptly upon receipt of notice thereof.

     8.9 A party entitled to indemnification hereunder agrees to give prompt written notice (in no event later than ten (10) business days following its receipt) to the indemnifying party after the receipt by such party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such party will claim indemnification pursuant to this Agreement.

Unless, in the reasonable judgment of the indemnifying party a conflict of interest may exist between the indemnified party and the indemnifying parry with respect to a claim, the indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

     8.10 The provisions and obligations of this Article VIII shall survive any termination or expiration of this Agreement.

                                      ARTICLE IX
                               DURATION AND TERMINATION

     9.1 This Agreement shall continue in full force and effect for three (3) years from the Effective Date of this Agreement, unless terminated by either party pursuant to the provisions set forth in this Article IX.

     9.2 PharmaPrint and Hauser may terminate this Agreement in its entirety, upon mutual agreement, at any time upon thirty (30) days written notice to the other party. In such event, PharmaPrint shall remain obligated to make the payments due under Article IV.

     9.3 Either party hereto shall be entitled to terminate this Agreement upon thirty (30) days written notice to the other party if the other party shall commit a breach of any material provision hereof and shall not within thirty
(30) days from receipt of notice of such breach by the complaining party remedy the same (if capable of remedy).

     9.4 Insofar as is lawful and legally permissible, this Agreement may be terminated with immediate effect by a party upon giving written notice to the other if the other is insolvent or has committed any act of bankruptcy or an order is made or resolution passed for the winding up of the other party.

     9.5 Failure on the part of either party to exercise or enforce any right conferred upon it hereunder shall neither be deemed to be a waive of any such right nor operate to bar the exercise or enforcement thereof at any time thereafter.

                                      ARTICLE X
                                    MISCELLANEOUS

     10.1 Any notice required or permitted under this Agreement shall be in writing and deemed to have been sufficiently provided and effectively made as of the delivery date if hand-delivered with written acknowledge thereof, or as of the date received if mailed by registered or certified mail, postage pre-paid, and addressed to the receiving party at its respective address, as follows:

     HAUSER, INC.
     5555 Airport Boulevard
     Boulder, Colorado  80301
     Attn:  President

     PHARMAPRINT, INC.
     4 Park Plaza
     Suite 1900
     Irvine, California  92614
     Attn:  President

     10.2 The relationship of the parties under this Agreement is that of independent contractors and not as agents of each other or partners or joint ventures, and neither party shall have the power to bind the other in any way with respect to any obligation to any third party unless a specific power of attorney is provided for such purpose. Each party shall be solely and exclusively responsible for its own employees and operations.

     10.3 In the event that the performance of this Agreement or of any obligation hereunder, other than payment of money as herein provided by either party hereto is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided by such party, the party so affected, upon giving prompt notice to the other party, as to the nature and probable duration of such event shall be excused from such performance to the extent and for the duration of such prevention, restriction or interference, provided that the party so affected shall use its reasonable efforts to avoid or remove such cause of non-performance and shall fulfill and continue performance hereunder with the utmost dispatch whenever and to the extent such cause or causes are removed.

     10.4 For the purpose of the preceding paragraph but without limiting the generality hereof, the following shall be considered as not within the control of the respective party; acts of God, acts or omissions of a governmental agency, compliance with requests, recommendations, rules regulations or orders of any governmental authority or any officer, department, agency or instrument thereof, flood, storms, earthquake, fire, war, riots, insurrection, accidents, acts of the public enemy, invasion, quarantine restrictions, strike, lockout, embargoes, delays or failure in transportation and acts of a similar nature.

     10.5 Should one of the provisions of this Agreement become or prove to be null and void, such will be without effect on the validity of this Agreement as a whole. Both parties will, however, endeavor to replace the void provision by a valid one which in its economic effect is most consistent with void provision.


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

     10.6 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws.

     10.7 This Agreement and the rights and obligations hereunder shall not be assignable by Hauser without the previous written consent of PharmaPrint which consent will not be unreasonably withheld. PharmaPrint may assign this Agreement (i) in connection with the transfer of all or substantially all of the business to which it relates without any such consent, and (ii) in whole or in part to a PharmaPrint Affiliate without any such consent.

     10.8 The rights, duties and obligations of Paragraphs 5.1 and 5.3, and Articles IV, VI, VII, and VIII along with the continuing payments obligations, rights, and duties of Article IV shall survive the termination or expiration of this Agreement.

     10.9 This Agreement and the Work Orders referenced herein constitute the entire understanding between the parties regarding the subject matter hereof in the Territory and no party has relied on any representation not expressly set forth or referred to in this Agreement. No amendment, variation, waiver or modification of any of the terms or provisions of this Agreement shall be effected unless set forth in writing, specifically referencing this Agreement, and duly signed on behalf of the parties hereto.

     10.10 No press release or other public announcement concerning this Agreement shall be made by either party without the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, except as otherwise required by law according to the written opinion of outside legal counsel. Press releases or other public announcements reasonably required by law according to the opinion as aforementioned shall be reviewed with the other party and their comments given due consideration.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be executed effective as of the date set forth above.

HAUSER, INC.                  PHARMAPRINT INCORPORATED

By:  Dean P. Stults                By: R. J. Burgess
     -------------------------        ---------------------------

Title:       CEO                   Title:      COO
       -----------------------           ------------------------


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